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                                                                  EXHIBIT 4.02.2

                              CSK AUTO CORPORATION

                          REGISTRATION RIGHTS AGREEMENT


      This Registration Rights Agreement (this "Agreement") is made and entered into as of August 14, 2001 by and between CSK Auto Corporation, a Delaware corporation (the "Company"), and Oppenheimer Capital Income Fund, a registered open-end investment company organized as a Massachusetts business trust (the "Investor").

                                 R E C I T A L S

      WHEREAS, the Investor has agreed to purchase from the Company, and the Company has agreed to sell to the Investor, $30,000,000.00 aggregate principal amount of the Company's 7% Convertible Subordinated Notes due 2006 (the "Note"). The Note is convertible into 4,524,886 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), at a conversion price per share of Common Stock of $6.63 (the "Conversion Shares"), on the terms and conditions set forth in the Note.

      NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    DEFINITIONS.  For purposes of this Agreement:

            (a) Registrable Securities. The term "Registrable Securities" means all of the Conversion Shares held by the Investor, excluding Conversion Shares that (i) have been registered under the Securities Act pursuant to an effective registration statement, (ii) have been publicly sold pursuant to Rule 144 under the Securities Act, or (iii) are otherwise publicly tradeable pursuant to any other applicable exemption from registration under the Securities Act.

            (b) Registration. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended, (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement.

            (c) SEC. The term "SEC" or "Commission" means the U.S. Securities and Exchange Commission.

2.    REGISTRATION RIGHTS.

      2.1   Demand Registration.

            (a) Request by the Investor. If the Company shall at any time after the date hereof receive a written request from the Investor that the Company file a registration statement


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under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.1, then the Company shall use commercially reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Investor requests to be registered, subject only to the limitations of this Section 2.1; provided that the Registrable Securities requested by the Investor to be registered pursuant to such request must be offered to the public at an aggregate price that is reasonably anticipated to be not less than $10,000,000; and provided further that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this
Section 2.1, or in which the Investor had an opportunity to participate pursuant to the provisions of Section 2.2, other than a registration from which the Registrable Securities of the Investor have been excluded (with respect to all of the Registrable Securities the Investor requested be included in such registration) pursuant to the provisions of Section 2.2(b).

            (b) Underwriting. If the Investor intends to distribute the Registrable Securities covered by its request by means of an underwriting, then the Investor shall so advise the Company as a part of its request made pursuant to this Section 2.1. The Investor shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Investor and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.1, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise the Investor, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company and any other requesting holders are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

            (c) Maximum Number of Demand Registrations. The Company shall be obligated to effect only three (3) such registrations pursuant to this
Section 2.1.

            (d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Investor, following its request of the filing of a registration statement pursuant to this Section 2.1, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Company's board of directors it would be materially detrimental to the Company and its stockholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Investor; provided, however, that the Company may not utilize this right more than twice in any twelve (12) month period.

            (e) Expenses. All expenses incurred in connection with any registration pursuant to this Section 2.1, including without limitation all federal and "blue sky" registration, filing and qualification fees, printer's and accounting fees, and fees and disbursements of counsel for the Company (but excluding underwriters' discounts and commissions relating to shares sold by the Investor and legal fees of counsel for the Investor), shall be borne by the Company.


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Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.1 if the registration request is subsequently withdrawn at the request of the Investor, unless the Investor agrees that such registration constitutes the use by the Investor of one (1) demand registration pursuant to this Section 2.1.

      2.2   Piggyback Registrations.

            (a) Notice and Request by the Investor. The Company shall notify the Investor in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.1 of this Agreement or to any employee benefit plan or a corporate reorganization) and will afford the Investor an opportunity to include in such registration statement all or any part of the Registrable Securities then held by the Investor. The Investor shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities the Investor wishes to include in such registration statement. If the Investor decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, the Investor shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

            (b) Underwriting. If a registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, then the Company shall so advise the Investor. In such event, the right of any of the Investor's Registrable Securities to be included in a registration pursuant to this Section 2.2 shall be conditioned upon the Investor's participation in such underwriting and the inclusion of the Investor's Registrable Securities in the underwriting to the extent provided herein. The Investor, if proposing to distribute any of its Registrable Securities in such underwriting, shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Company or, if the registration is pursuant to a demand registration right similar to the right contained in
Section 2.1, to the security holder that exercised such right (together with each security holder entitled to participate on the same basis as such security holder) until all securities requested to be sold by such parties have been sold, and second, to the Investor and all other stockholders that exercise similar registration rights on a pro rata basis based on the number of shares of Common Stock held by such persons. If the Investor disapproves of the terms of any such underwriting, the Investor may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.


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            (c) Expenses. All expenses incurred in connection with a
registration pursuant to this Section 2.2, including, without limitation all federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company (but excluding underwriters' and brokers' discounts and commissions relating to shares sold by the Investor and legal fees of counsel for the Investor), shall be borne by the Company.

            (d) Not Demand Registration. Registration pursuant to this Section
2.2 shall not be deemed to be a demand registration as described in Section 2.1 above. Except as otherwise provided herein, there shall be no limit on the number of times the Investor may request registration of Registrable Securities under this Section 2.2.

      2.3 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

            (a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, provided, however, that the Company shall not be required to keep any such registration statement effective for more than ninety (90) days.

            (b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

            (c) Prospectuses. Furnish to the Investor such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor that are included in such registration.

            (d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investor, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            (e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. The Investor shall also enter into and perform its obligations under such an agreement.

            (f) Notification. Notify the Investor at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a


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result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            (g) Opinion and Comfort Letter. Furnish, at the request of the Investor, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective,
(i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to the Investor, addressed to the underwriters, if any, and to the Investor and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the Investor, addressed to the underwriters, if any, and to the Investor.

      2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.1 or 2.2 that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to timely effect the Registration of its Registrable Securities.

      2.6 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.1 or 2.2:

            (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless the Investor, any underwriter (as determined in the Securities Act) for the Investor and each person, if any, who controls the Investor or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                  (i) any untrue statement or alleged untrue statement of a
            material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                  (ii) the omission or alleged omission to state therein a
            material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                  (iii) any violation or alleged violation by the Company of the
            Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation


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            promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse the Investor for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Investor.

            (b) By the Investor. To the extent permitted by law, the Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act or the 1934 Act, and any underwriter against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person or underwriter may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Investor expressly for use in connection with such registration; and the Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this subsection 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor (which consent shall not be unreasonably withheld); and provided, further, that the total amounts payable in indemnity by the Investor under this subsection 2.6(b) in respect of any Violation shall not exceed the net proceeds received by the Investor in the registered offering out of which such Violation arises.

            (c) Notice. Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within


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a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.6 to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnified party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6.

            (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and the Investor are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

            (e) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) the Investor makes a claim for indemnification pursuant to this
Section 2.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Investor in circumstances for which indemnification is provided under this Section 2.6; then, and in each such case, the Company and the Investor will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Investor is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement; provided, however, that, in any such case: (A) the Investor will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by the Investor pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

      2.7 Lock-Up Arrangements. If requested in writing by the managing underwriter for an underwritten public offering of securities of the Company, the Investor shall agree not to sell publicly any shares of the Company's securities held by it without the consent of such underwriter for a period of not more than 90 days following the effective date of the registration statement; provided, however, that all persons entitled to registration rights with respect to shares of the Company's securities, all other persons selling shares of the Company's securities in such offering and all executive officers and directors of the Company shall also have agreed not to sell publicly their shares of the Company's securities under the circumstances and pursuant to the terms set forth in this Section 2.7.


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      2.8 Termination of the Company's Obligations. The Company shall have no obligations pursuant to Sections 2.1 or 2.2 with respect to any Registrable Securities proposed to be sold by the Investor in a registration pursuant to Sections 2.1 or 2.2 more than five (5) years after the date of this Agreement, or, if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by the Investor may then be sold under Rule 144 in one transaction without exceeding the volume limitations thereunder.

3.    GENERAL PROVISIONS.

      3.1. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) three (3) business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

      CSK Auto, Inc.                         Oppenheimer Capital Income Fund
      645 E. Missouri Avenue                 Two World Trade Center
      Phoenix, Arizona  85012                New York, New York  10048
      Attn.:  Lon B. Novatt, Esq.            Attn.: Michael S. Levine
      Telecopier No.:  (602) 264-0495        Telecopier No.:

      with a copy to:                        with a copy to:

      Gibson, Dunn & Crutcher LLP            Oppenheimer Capital Income Fund
      1801 California Street                 Two World Trade Center
      Denver, Colorado  80202                New York, New York  10048
      Attn.:  Richard M. Russo, Esq.         Attn.: Katherine P. Feld
      Telecopier No.:  (303) 298-5715        Telecopier No.: (212) 321-1159

      Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 3.1 by giving the other party written notice of the new address in the manner set forth above.

      3.2 Entire Agreement. This Agreement, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.


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      3.3 Governing Law and Jurisdiction. This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to provisions regarding choice of laws. The parties hereto hereby submit to the non-exclusive jurisdiction of the federal and Delaware State courts located in the City of Dover in connection with any dispute related to this letter or any matters contemplated hereby.

      3.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

      3.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

      3.6 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such amendments. This Agreement and the rights and obligations therein may not be assigned by the Investor without the written consent of the Company except to an affiliate of the Purchaser. This Agreement and the rights and obligations therein may not be assigned by the Company without the written consent of the Purchaser.

      3.7 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

      3.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

CSK AUTO CORPORATION                     OPPENHEIMER CAPITAL INCOME FUND

By:   /s/ Don W. Watson                  By:   /s/ Michael S. Levine
      ------------------------------           ---------------------
Name: Don W. Watson                      Name: Michael S. Levine
Title:SR VP CFO                          Title:Vice President








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